EXHIBIT 99

The following should be read in conjunction with the Consolidated Financial Statements (and the accompanying notes thereto) of The ServiceMaster Company (the “Company” or “ServiceMaster”) as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

The Company uses Adjusted EBITDA, Comparable Operating Performance and Operating Performance to facilitate operating performance comparisons from period to period. Adjusted EBITDA, Comparable Operating Performance and Operating Performance are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA, Comparable Operating Performance and Operating Performance are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to net cash provided by operating activities or any other measures of the Company’s cash flow or liquidity. “Adjusted EBITDA” means net income (loss) before net loss from discontinued operations; (benefit) provision for income taxes; other expense; gain on extinguishment of debt; interest expense and interest and net investment (income) loss; and depreciation and amortization expense; as well as adding back interest and net investment (income) loss, residual value guarantee charge and non-cash goodwill and trade name impairment. “Comparable Operating Performance” is calculated by adding back to Adjusted EBITDA an amount equal to the non-cash stock-based compensation expense and non-cash effects on Adjusted EBITDA attributable to the application of purchase accounting in connection with the Merger (1). “Operating Performance” is calculated by adding back to Comparable Operating Performance restructuring and Merger related charges and management and consulting fees paid to Clayton, Dubilier & Rice, Inc. (now operated as Clayton, Dubilier & Rice, LLC, “CD&R”), Citigroup Private Equity LP (together with its affiliate, Citigroup Alternative Investments LLC, “Citigroup”), BAS Capital Funding Corporation (“BAS”) and J.P. Morgan Ventures Corporation (now known as JPMorgan Chase Funding Inc., “JPMorgan”).  On September 30, 2010, Citigroup transferred the management responsibility for, and its proprietary interests in, certain investment funds that own shares of common stock of ServiceMaster Global Holdings, Inc., the ultimate parent company of ServiceMaster, to StepStone LLC (“StepStone” and collectively with CD&R, Citigroup, BAS and JPMorgan, the “Equity Sponsors”) and Lexington Partners Advisors LP. Citigroup also assigned its obligations and rights under its consulting agreement to StepStone, and beginning in the fourth quarter of 2010, the consulting fee otherwise payable to Citigroup became payable to StepStone.

The Company believes Adjusted EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest income and expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. In addition, the Company excludes residual value guarantee charges that do not result in additional cash payments to exit the facility at the end of the lease term.  The Company uses Comparable Operating Performance as a supplemental measure to assess the Company’s performance because it excludes non-cash stock-based compensation expense and non-cash effects on Adjusted EBITDA attributable to the application of purchase accounting in connection with the Merger. The Company uses Operating Performance as a supplemental measure to assess the Company’s performance because it excludes restructuring and Merger related charges and management and consulting fees paid to the Equity Sponsors. The Company presents Comparable Operating Performance and Operating Performance because it believes that they are useful for investors, analysts and other interested parties in their analysis of the Company’s operating results.

Charges relating to stock-based compensation expense and the impact of purchase accounting are non-cash and the exclusion of the impact of these items from Comparable Operating Performance and Operating Performance allows investors to understand the current period results of operations of the business on a comparable basis with previous periods and, secondarily, gives the investors added insight into cash earnings available to service the Company’s debt. We believe this to be of particular importance to the Company’s public investors, which are debt holders. The Company also believes that the exclusion of the impact of purchase accounting and non-cash stock-based compensation expense may provide an additional means for comparing the Company’s performance to the performance of other companies by eliminating the impact of differently structured equity-based, long-term incentive plans (although care must be taken in making any such comparison, as there may be inconsistencies among companies in the manner of computing similarly titled financial measures).

Adjusted EBITDA, Comparable Operating Performance and Operating Performance are not necessarily comparable to other similarly titled financial measures of other companies due to the potential inconsistencies in the methods of calculation.

Adjusted EBITDA, Comparable Operating Performance and Operating Performance have limitations as analytical tools, and should not be considered in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. Some of these limitations are:

•      Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•      Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments on the Company’s debt;

•      Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes;

•      Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•      Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect any cash requirements for such replacements;

•      Other companies in the Company’s industries may calculate Adjusted EBITDA, Comparable Operating Performance and Operating Performance differently, limiting their usefulness as comparative measures; and

•      Comparable Operating Performance and Operating Performance do not include the impact of purchase accounting and non-cash stock-based compensation expense; the latter exclusion may cause the overall compensation cost of the business to be understated.

(1)   On July 24, 2007, ServiceMaster was acquired pursuant to a merger transaction (the “Merger”) whereby ServiceMaster was merged with and into an indirect wholly owned subsidiary of ServiceMaster Global Holdings, Inc.

Operating Revenues and Operating Performance by operating segment are as follows:

	Three months ended December 31,
(In thousands)	2010	2009
Operating Revenue:
TruGreen LawnCare	$222,645	$214,037
TruGreen LandCare	57,967	62,632
Terminix	267,864	245,938
American Home Shield	142,662	139,943
ServiceMaster Clean	33,795	32,745
Other Operations and Headquarters	21,239	21,051
Total Operating Revenue	$746,172	$716,346

Operating Performance:
TruGreen LawnCare	$41,542	$37,977
TruGreen LandCare	4,942	7,202
Terminix	53,290	47,202
American Home Shield	22,665	22,299
ServiceMaster Clean	18,484	16,137
Other Operations and Headquarters	(28,703)	(16,635)
Total Operating Performance	$112,220	$114,182

Memo: Items excluded from Operating Performance
Operating Performance of discontinued operations	$48	$(761)

	Year ended December 31,
(In thousands)	2010	2009
Operating Revenue:
TruGreen LawnCare	$1,096,667	$1,048,936
TruGreen LandCare	238,508	262,194
Terminix	1,157,346	1,089,072
American Home Shield	656,572	630,251
ServiceMaster Clean	132,132	125,614
Other Operations and Headquarters	84,677	84,012
Total Operating Revenue	$3,365,902	$3,240,079

Operating Performance:
TruGreen LawnCare	$194,472	$187,363
TruGreen LandCare	8,462	24,335
Terminix	270,829	250,572
American Home Shield	116,609	113,885
ServiceMaster Clean	63,762	59,431
Other Operations and Headquarters	(93,319)	(70,337)
Total Operating Performance	$560,815	$565,249

Memo: Items excluded from Operating Performance
Operating Performance of discontinued operations	$(1,123)	$(1,811)

The following table presents reconciliations of operating income, the most directly comparable financial measure under GAAP, to Adjusted EBITDA, Comparable Operating Performance and Operating Performance for the periods presented.

(in thousands)	TruGreen LawnCare	TruGreen LandCare	Terminix	American Home Shield	Service Master Clean	Other Operations and Headquarters	Total
Three months ended December 31, 2010

Operating income (loss)(1)	$32,064	$2,264	$33,036	$11,135	$16,742	$(37,186)	$58,055
Depreciation and amortization expense	9,226	2,840	17,923	10,545	1,732	3,423	45,689
EBITDA	41,290	5,104	50,959	21,680	18,474	(33,763)	103,744
Interest and net investment income(2)	—	—	—	999	—	872	1,871
Adjusted EBITDA	41,290	5,104	50,959	22,679	18,474	(32,891)	105,615
Non-cash stock-based compensation expense	—	—	—	—	—	2,488	2,488
Non-cash credits attributable to purchase accounting(5)	(13)	(155)	(21)	(14)	—	—	(203)
Comparable Operating Performance	41,277	4,949	50,938	22,665	18,474	(30,403)	107,900
Restructuring and Merger related charges (credits)(6)	265	(7)	2,352	—	10	(175)	2,445
Management and consulting fees(7)	—	—	—	—	—	1,875	1,875
Operating Performance	$41,542	$4,942	$53,290	$22,665	$18,484	$(28,703)	$112,220

Memo: Items excluded from Operating Performance
Operating Performance of discontinued operations(8)	$—	$—	$—	$—	$—	$48	$48

Three months ended December 31, 2009

Operating (loss) income(1)	$(10,485)	$3,248	$31,353	$9,830	$13,783	$(32,095)	$15,634
Depreciation and amortization expense	21,950	2,655	15,909	10,281	2,060	3,503	56,358
EBITDA	11,465	5,903	47,262	20,111	15,843	(28,592)	71,992
Interest and net investment income(2)	—	—	—	2,307	—	1,580	3,887
Non-cash trade name impairment(4)	21,400	1,400	—	—	—	5,200	28,000
Residual value guarantee charge(3)	2,363	—	—	—	294	74	2,731
Adjusted EBITDA	35,228	7,303	47,262	22,418	16,137	(21,738)	106,610
Non-cash stock-based compensation expense	—	—	—	—	—	2,105	2,105
Non-cash credits attributable to purchase accounting(5)	(17)	(162)	(85)	(161)	—	—	(425)
Comparable Operating Performance	35,211	7,141	47,177	22,257	16,137	(19,633)	108,290
Restructuring and Merger related charges(6)	2,766	61	25	42	—	1,123	4,017
Management and consulting fees(7)	—	—	—	—	—	1,875	1,875
Operating Performance	$37,977	$7,202	$47,202	$22,299	$16,137	$(16,635)	$114,182

Memo: Items excluded from Operating Performance
Operating Performance of discontinued operations(8)	$—	$—	$—	$—	$—	$(761)	$(761)

(in thousands)	TruGreen LawnCare	TruGreen LandCare	Terminix	American Home Shield	Service Master Clean	Other Operations and Headquarters	Total
Year ended December 31, 2010

Operating income (loss)(1)	$112,312	$(50,103)	$199,750	$68,380	$55,450	$(127,899)	$257,890
Depreciation and amortization expense	66,069	11,524	67,761	42,259	7,106	13,430	208,149
EBITDA	178,381	(38,579)	267,511	110,639	62,556	(114,469)	466,039
Interest and net investment income(2)	—	—	—	6,243	153	2,962	9,358
Residual value guarantee charge(3)	9,222	—	—	—	982	245	10,449
Non-cash goodwill and trade name impairment (4)	—	46,884	—	—	—	—	46,884
Adjusted EBITDA	187,603	8,305	267,511	116,882	63,691	(111,262)	532,730
Non-cash stock-based compensation expense	—	—	—	—	—	9,352	9,352
Non-cash credits attributable to purchase accounting(5)	(53)	(621)	(173)	(146)	—	—	(993)
Comparable Operating Performance	187,550	7,684	267,338	116,736	63,691	(101,910)	541,089
Restructuring and Merger related charges (credits)(6)	6,922	778	3,491	(127)	71	1,091	12,226
Management and consulting fees(7)	—	—	—	—	—	7,500	7,500
Operating Performance	$194,472	$8,462	$270,829	$116,609	$63,762	$(93,319)	$560,815

Memo: Items excluded from Operating Performance
Operating Performance of discontinued operations(8)	$—	$—	$—	$—	$—	$(1,123)	$(1,123)

Year ended December 31, 2009

Operating income (loss)(1)	$64,897	$11,906	$184,131	$70,253	$50,456	$(124,486)	$257,157
Depreciation and amortization expense	87,726	11,486	63,277	41,728	8,243	13,818	226,278
EBITDA	152,623	23,392	247,408	111,981	58,699	(110,668)	483,435
Interest and net investment income(2)	—	—	—	1,976	144	4,959	7,079
Residual value guarantee charge(3)	4,726	—	—	—	588	147	5,461
Non-cash trade name impairment(4)	21,400	1,400	—	—	—	5,200	28,000
Adjusted EBITDA	178,749	24,792	247,408	113,957	59,431	(100,362)	523,975
Non-cash stock-based compensation expense	—	—	—	—	—	8,097	8,097
Non-cash credits attributable to purchase accounting(5)	(103)	(651)	(226)	(219)	—	—	(1,199)
Comparable Operating Performance	178,646	24,141	247,182	113,738	59,431	(92,265)	530,873
Restructuring and Merger related charges(6)	8,717	194	3,390	147	—	14,428	26,876
Management and consulting fees(7)	—	—	—	—	—	7,500	7,500
Operating Performance	$187,363	$24,335	$250,572	$113,885	$59,431	$(70,337)	$565,249

Memo: Items excluded from Operating Performance
Operating Performance of discontinued operations(8)	$—	$—	$—	$—	$—	$(1,811)	$(1,811)

(1)           Presented below is a reconciliation of total segment operating income to net income (loss).

	Three months ended December 31,
(In thousands)	2010	2009
Total Segment Operating Income	$58,055	$15,634
Non-operating Expense (Income):
Interest expense	69,862	73,839
Interest and net investment income	(1,871)	(3,887)
Other expense	177	193
Loss from Continuing Operations before Income Taxes	$(10,113)	$(54,511)
Benefit for income taxes	(10,321)	(25,110)
Income (Loss) from Continuing Operations	208	(29,401)
Income (Loss) from discontinued operations, net of income taxes	159	(446)
Net Income (Loss)	$367	$(29,847)

	Year ended December 31,
(In thousands)	2010	2009
Total Segment Operating Income	$257,890	$257,157
Non-operating Expense (Income):
Interest expense	286,979	299,377
Interest and net investment income	(9,358)	(7,079)
Gain on extinguishment of debt	—	(46,106)
Other expense	733	748
(Loss) Income from Continuing Operations before Income Taxes	$(20,464)	$10,217
Benefit for income taxes	(6,433)	(4,390)
(Loss) Income from Continuing Operations	(14,031)	14,607
Loss from discontinued operations, net of income taxes	(528)	(1,112)
Net (Loss) Income	$(14,559)	$13,495

(2)   Interest and net investment income is primarily comprised of investment income and realized gain (loss) on our American Home Shield segment investment portfolio. Cash, short-term and long-term marketable securities associated with regulatory requirements in connection with American Home Shield and for other purposes totaled $240.1 million as of December 31, 2010. American Home Shield interest and net investment income was $1.0 million and $2.3 million for the fourth quarter of 2010 and 2009, respectively, and $6.2 million and $2.0 million for the years ended December 31, 2010 and 2009, respectively. The balance of interest and net investment income primarily relates to (i) investment income (loss) from our employee deferred compensation trust (for which there is a corresponding and offsetting change in compensation expense within (loss) income from continuing operations before income taxes) and (ii) interest income on other cash balances.

(3)   Represents residual value guarantee charges related to a synthetic lease for operating properties that do not result in additional cash payments to exit the facility at the end of the lease term in July 2010. In the third quarter of 2009, the Company determined that it was probable that the fair value of the real properties under operating leases would be below the total amount funded under the lease facilities at the end of the lease term. The Company’s estimate of this shortfall was $15.9 million, which was expensed over the remainder of the lease term. The Company recorded charges of $2.7 million in the fourth quarter of 2009, and $10.4 million and $5.5 million for the years ended December 31, 2010 and 2009, respectively, related to this shortfall.

(4)   Represents  non-cash impairment charges of $46.9 million and $28.0 million recorded in the second quarter of 2010 and fourth quarter of 2009, respectively, to reduce the carrying value of goodwill and trade names as a result of the Company’s interim and annual impairment testing of goodwill and indefinite-lived intangible assets.

(5)   The Merger was accounted for using purchase accounting. This adjustment represents the aggregate, non-cash adjustments (other than amortization and depreciation) attributable to the application of purchase accounting.

(6)   Represents (i) restructuring charges related to a reorganization of field leadership and a restructuring of branch operations at TruGreen LawnCare, a branch optimization project at Terminix and information technology outsourcing at Other Operations and Headquarters and (ii) Merger related charges.

(7)   Represents management and consulting fees payable to certain related parties.

(8)   There are no adjustments necessary to reconcile operating (loss) income from discontinued operations, the most directly comparable financial measure under GAAP, to Adjusted EBITDA, Comparable Operating Performance or Operating Performance from discontinued operations for the three and twelve months ended December 31, 2010 and 2009.

Information Regarding Forward-Looking Statements

This report includes forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seek,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this report and include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, the degree and timing of economic recovery; governmental regulation or interpretation thereof; financial position; results of operations; cash flows; prospects; growth strategies and/or expectations; future impairments; capital expenditures and requirements; customer retention; the continuation of acquisitions; strategies related to divestitures, including the possible disposition of TruGreen LandCare; fuel prices; retention of key personnel; the impact of interest rate hedges and fuel swaps; achieving cost savings and other benefits from outsourcing initiatives; the cost savings from restructurings and reorganizations and expected charges related to such restructurings and reorganizations; and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual outcomes and performances, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this report. In addition, even if our results of operations, financial condition and cash flows, and the development of the industries in which we operate are consistent with the forward-looking statements contained in this report, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including the risks and uncertainties discussed in Item 1A—Risk Factors in Part I of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, could cause actual results and outcomes to differ materially from those in the forward-looking statements. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

•      the effects of our substantial indebtedness and the limitations contained in the agreements governing such indebtedness;

•      our ability to generate the significant amount of cash needed to fund our operations and service our debt obligations and debt repurchases;

•      changes in interest rates because a significant portion of our indebtedness bears interest at variable rates;

•      our ability to secure sources of financing or other funding to allow for direct purchases of commercial vehicles, primarily for TruGreen LawnCare, Terminix and TruGreen LandCare;

•      changes in the source and intensity of competition in our market segments;

•      our ability to attract and retain key personnel;

•      weather conditions and seasonality factors that affect the demand for, and the cost of providing, our services, including potential impacts, if any, from climate change, known and unknown;

•      higher commodity prices and lack of availability thereof, including fuel and fertilizers (primarily at TruGreen LawnCare, Terminix and TruGreen LandCare) could impact our ability to provide our services and the profitability of our brands;

•      increases in operating costs, such as higher insurance premiums, self-insurance costs and compensation and benefits costs, including costs related to the comprehensive health care reform law enacted in the first quarter of 2010;

•      employee retention and labor shortages, including shortages due to immigration legislation;

•      epidemics, pandemics or other public health concerns or crises that could affect the demand for, or our ability to provide our services, resulting in a reduction in revenues;

•      a continuation or change in general economic, financial and credit conditions in the United States and elsewhere (including further deterioration or disruption in the credit and financial markets), especially as such may affect home sales, consumer or business liquidity, bank failures, consumer or commercial confidence or spending levels including as a result of inflation or deflation, unemployment, interest rate fluctuations, mortgage foreclosures and subprime credit dislocations;

•      a failure of any insurance company that provides insurance or reinsurance to us;

•      changes in the type or mix of our service offerings or products;

•      existing and future governmental regulation and the enforcement thereof, including regulation relating to the environment; restricting or banning of telemarketing; door-to-door solicitation; direct mail or other marketing activities; the Termite Inspection Protection Plan; pesticides and/or fertilizers; or other legislation, regulation or interpretations impacting our business models;

•      laws and regulations relating to financial reform and the use of derivative instruments, including by companies such as ServiceMaster;

•      the success of, and costs associated with, restructuring initiatives;

•      the number, type, outcomes (by judgment or settlement) and costs of legal or administrative proceedings, including class or collective action litigation;

•      possible labor organizing activities at the Company or its franchisees;

•      risk of liabilities being passed through from our franchisees;

•      risks associated with acquisitions, including retaining customers from businesses acquired, difficulties in integrating acquired businesses and achieving expected synergies therefrom;

•      risks associated with dispositions, including failure to obtain appropriate value for the disposed businesses, post-closing claims being levied against us, and disruption to our other businesses during the sale process or thereafter;

•      risks associated with budget deficits at federal, state and local levels resulting from deteriorating economic conditions, which could result in federal, state and local governments decreasing their purchasing of our products or services and/or increasing taxes or other fees on businesses to generate more tax revenues, which could adversely impact our business, financial position, results of operations and cash flows;

•      regulations imposed by several states related to our home service and insurance subsidiaries limiting the amount of funds that can be paid to the Company by its subsidiaries;

•      the timing, structuring and success of our business process outsourcing, including any current or future outsourcing of all or portions of our information technology, call center, certain human resource functions and other corporate functions, and risks associated with such outsourcing; and

•      other factors described from time to time in documents that we file with the SEC.

You should read this report completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this report are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this report, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, changes in future operating results over time or otherwise.

Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.